                                                                       FORM 10-Q





                                   EXHIBIT 11





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
                                                                       FORM 10-Q




                            ENCORE WIRE CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE


                                                                                     Quarter Ended
                                                                                        March 31,

                                                                             1997                      1996
---------------------------------------------------------------------------------------------------------------
Common shares outstanding at
   beginning of period  . . . . . . . . . . . . . . . . . . . .           7,112,917                 7,104,417

Treasury Shares . . . . . . . . . . . . . . . . . . . . . . . .            (128,500)                  (77,500)

Weighted average number of common
   shares issued during the period  . . . . . . . . . . . . . .               8,356                     1,890

Incremental shares related to assumed
   exercise of warrants and stock options . . . . . . . . . . .             196,637                    84,592
                                                                        -----------               -----------

Weighted common and common
   equivalent shares outstanding  . . . . . . . . . . . . . . .           7,189,410                 7,113,399
                                                                        ===========               ===========

Weighted common and common
   equivalent shares used in the
   calculation of income per
   common and common equivalent
   share  . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,189,410                 7,113,399
                                                                        ===========               ===========

Net income (in thousands) . . . . . . . . . . . . . . . . . . .         $     4,057               $       184
                                                                        ===========               ===========

Net income per common and

   Common equivalent share  . . . . . . . . . . . . . . . . . .         $       .56               $       .03
                                                                        ===========               ===========





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